Exhibit 99.2

i2 Technologies, Inc. Supplemental Information

Bookings	1Q04	2Q04	3Q04	4Q04	1Q05
					(in $ millions)
Total License and Development Services Bookings(1)	$9.2	$24.1	$15.7	$18.6	$8.9

(1)      Bookings are a measure we use internally to measure the business and represent the contracted value of licensed lP (Core License) and/or Development Services (includes License and Services) closed in the quarter.

Bookings convert to revenue as contractual obligations are met. Bookings will vary from quarter to quarter

Revenue and Revenue Trends	1Q04	2Q04	3Q04	4Q04	1Q05

					(in $ millions)
License Subscription	$0.9	$1.6	$3.5	$3.3	$4.3
Content/Other Recurring	$8.0	$7.6	$7.9	$7.7	$7.3
Core License Revenue	$3.5	$2.8	$6.0	$5.7	$1.3

Total Software License (not including development service license - see below)	$12.4	$12.0	$17.4	$16.7	$12.9

					(in $ millions)
Development Services - Services	$4.4	$6.4	$5.1	$4.9	$15.2
Development Services - License	$2.2	$2.8	$2.4	$2.4	$4.9

Total Development Services Revenue	$6.6	$9.2	$7.5	$7.4	$20.1

					(in $ millions)
Services	$24.9	$24.5	$26.8	$23.7	$23.8
Reimbursable Expenses	$2.7	$3.1	$2.5	$2.2	$2.6
Maintenance	$31.0	$29.8	$27.7	$28.2	$25.8

Total Operating Revenue	$77.6	$78.6	$81.9	$78.2	$85.2

					(in $ millions)
Contract Revenue Recognized	$6.0	$32.0	$29.1	$5.8	$3.1

					(in $ millions)
Total GAAP Revenue	$83.6	$110.6	$111.0	$84.0	$88.3

Total Revenue Recognized by Region	1Q04	2Q04	3Q04	4Q04	1Q 05
Greater APAC	16%	13%	17%	18%	15%
EMEA	21%	17%	17%	23%	29%
Americas	63%	70%	66%	59%	56%

Total Revenue	100%	100%	100%	100%	100%

Core License Revenue and Development Services Breakdown	1Q04	2Q04	3Q04	4Q04	1Q 05
Existing customers	95%	68%	63%	80%	90%
New customers /new divisions	5%	32%	37%	20%	10%

High Tech	27%	44%	30%	22%	32%
CPG & Retail	25%	24%	33%	28%	17%
Automotive & Industrial	13%	12%	17%	20%	3%
Metals & Paper	25%	16%	11%	17%	5%
All others (2)	10%	4%	9%	13%	43%

Total Core License and Development Services Revenues	100%	100%	100%	100%	100%

(2) Includes furniture, utilities, services, government, textiles, process, pharmaceutical & medical, energy, global energy, aerospace and logistics.
Core License and Development Services transactions recognized over $1 million	—	2	2	3	3
Core License transactions recognized	21	15	25	29	11
Development Services transactions recognized	45	47	50	44	48
Active Development Service projects at the end of the quarter	68	72	66	66	81

					(in $ thousands)
Average amount recognized - Core License transactions - ALL	$167	$189	$241	$198	$122
Average amount recognized - Core License transactions -> 100k	$308	$479	$385	$351	$203
Average amount recognized - Development Services transactions - ALL	$147	$196	$150	$167	$418
Average amount recognized—Core License and Development Services transactions - ALL	$153	$194	$180	$179	$363

Selected Balance Sheet items	1Q04	2Q04	3Q04	4Q04	1Q 05
					(in $ millions)
Deferred Contract Costs	$6.9	$5.9	$3.8	$1.9	$1.9

					(in $ millions)
Deferred Contact Revenue (3)	$121.5	$86.2	$56.9	$54.2	$50.2
Deferred Revenue for all other revenue classes	$95.4	$101.1	$96.7	$111.2	$116.5

Total Deferred Revenue	$216.9	$187.3	$153.6	$165.4	$166.6

(3)      Deferred Contract Revenue represents revenues carried on the company’s balance sheet as a result of the 2003 restatement. Timing of the recognition of this revenue is difficult to predict and is not typically associated with current business or cash collections

					(in $ millions)
Cash and Cash Equivalents	$289.7	$345.1	$281.4	$285.5	$277.2

Days Sales Outstanding	45.0	27.0	33.0	41.0	34.0

Headcount	1Q04	2Q04	3Q04	4Q04	1Q 05
Total Headcount	2,397	2,199	2,109	2,044	1,753
Research & Development	1,093	932	878	819	682
Direct Sales Representatives	103	100	94	81	59

This Supplemental Financial Information is not audited and has not been reviewed by i2’s outside auditors. It has been prepared to provide additional information to those individuals interested in reviewing supplemental data concerning the Company’s recent performance. Any trends apparent from this information may not be indicative of the future results of the Company. For more complete information concerning the Company, its performance and the risks and uncertainties associated with its business, refer to the Company’s filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K filed on March 16, 2005 (for the fiscal year ended December 31, 2004), and the Quarterly Report on Form 10-Q due to be filed on or before May 10, 2005 (for the quarterly period ended March 31, 2005).